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          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated July 30, 2004, relating to the financial statements and financial highlights which appear in the May 31, 2004 Annual Reports to Shareholders of: i) Primary Fund, U.S. Government
Fund and U.S. Treasury Fund (three of the portfolios constituting The Reserve
Fund); ii) New York Tax-Exempt Fund (a portfolio of Reserve New York Tax-Exempt Trust); iii) Interstate Tax-Exempt Fund, California Tax-Exempt Fund, Connecticut Tax-Exempt Fund, Florida Tax-Exempt Fund, Massachusetts Tax-Exempt Fund, Michigan Tax-Exempt Fund, New Jersey Tax-Exempt Fund, Ohio Tax-Exempt Fund, Pennsylvania Tax-Exempt Fund and Virginia Tax-Exempt Fund (ten of the portfolios constituting Reserve Tax-Exempt Trust); and iv) Louisiana Municipal Money-Market Fund and Minnesota Municipal Money-Market Fund (constituting Reserve Municipal Money-Market Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Other Service Providers - Independent Registered Public Accounting Firm" in such Registration Statement.





PricewaterhouseCoopers LLP


New York, New York
September 30, 2004